SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ---------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                KIDS STUFF, INC.
                                ----------------
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                           34-1843520
----------------------------------------                     -------------------
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                             Identification No.)


4450 Belden Village Street, N.W., Suite 406
CANTON, OHIO                                                         44718
--------------------------------------------                       ----------
(Address of Principal Executive Offices)                           (Zip Code)


If this form relates to the registration     If this form relates to the registration
of a class of debt securities and is         of a class of debt securities and is to
effecive upon filing pursuant to General     become effective simultaneously with the
Instruction (A)(c)(1) please check the       effectivensss of a concurrent regiatration
following box [ ]                            statement under the Securities Act of 1933
                                             pursuant to General Instruction (A)(c)(2)
                                             please check the following box [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

        Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $.001 PAR VALUE, PER SHARE
                    ----------------------------------------
                                (Title of Class)

                                CLASS A WARRANTS
                                ----------------
                                (Title of Class)

            UNITS (EACH UNIT CONSISTING OF TWO SHARES OF COMMON STOCK
                 AND ONE COMMON STOCK CLASS A PURCHASE WARRANT)
                 ---------------------------------------------
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.

         Incorporated herein by reference to the section entitled "DESCRIPTION OF SECURITIES" contained on pages 70010a2.edg., 56-57 of Amendment No. 2 to the Company's Registration Statement filed on Form SB-2 (Registration No. 333-19423) filed on April 2, 1997. The "DESCRIPTION OF SECURITIES" section contained in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act, is also hereby incorporated by reference.

Item 2.  Exhibits.

 DOCUMENT                                                           EXHIBIT NO.
 --------                                                           -----------

   (a)       Revised Form of Underwriting Agreement**                   1.01

   (b)       Certificate of Incorporation of the Company+               3.01

   (c)       Certificate of Amendment of Certificate of
             Incorporation of the Company+                              3.02

   (d)       By-Laws of the Company+                                    3.03

   (e)       Specimen Certificate for Shares of Common Stock*           4.01

   (f)       Revised Form of Warrant Agreement**                        4.03

   (g)       Revised Specimen Certificate for Warrants**                4.04

   (h)       Revised Form of Underwriter's Purchase Option**            4.05

   (i)       Form of Representative's Lock-up Letter*                   4.06

_________________________

         +Incorporated herein by reference to the Company's Registration Statement filed on Form SB-2 (Registration No. 333-19423) (the "Registration Statement") as filed with the Securities and Exchange Commission (the "SEC") on January 8, 1997 at the exhibit number set forth opposite such document.

         *Incorporated herein by reference to Amendment No. 1 to the Company's Registration Statement as filed with the SEC on March 14, 1997, at the exhibit number set forth opposite such document.

         **Incorporated herein by reference to Amendment No. 2 to the Company's Registration Statement as filed with the SEC on April 2, 1997, at the exhibit number set forth opposite such document.


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                KIDS STUFF, INC.



                                By:   /S/ WILLIAM L. MILLER
                                      ----------------------------------
                                         Name:   William L. Miller
                                         Title:  Chief Executive Officer


Dated April 8, 1997




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